Calculation of Filing Fee Tables
S-3
Clearway Energy, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class C Common Stock, par value $0.01 per share	457(r)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,473.15
			Net Fee Due:						$ 1,336.85
Offering Note
[1]	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (Registration No. 333-298054) filed by the registrant with the Securities and Exchange Commission (the "SEC") on August 6, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Clearway Energy, Inc.	S-3	333-273804	08/08/2023		$ 12,473.15	Equity	Class C Common Stock, par value $0.01 per share		$ 75,001,076.42
Fee Offset Sources		Clearway Energy, Inc.	S-3	333-241652		08/06/2020						$ 12,473.15
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On August 6, 2020, the registrant filed with the SEC a Registration Statement on Form S-3 (Registration No. 333-241652) (the "2020 Registration Statement") registering an unspecified amount of its securities specified therein, including its Class C Common Stock, par value $0.01 per share ("common stock"), and, in accordance with Rules 456(b) and 457(r) under the Securities Act, initially deferred payment of all of the registration fee for the 2020 Registration Statement. On August 6, 2020, the registrant filed with the SEC a prospectus supplement to the 2020 Registration Statement to register the offer and sale from time to time of shares of common stock having a proposed maximum aggregate offering price of $150,000,000 (the "2020 ATM Prospectus Supplement") and concurrently paid $19,740 in registration fees in connection therewith. The offering of common stock under the 2020 ATM Prospectus Supplement has been completed, and at the time of completion, $125,581,592.00 of common stock remained unsold under the 2020 ATM Prospectus Supplement, and $16,300.49 of registration fees previously paid in connection with the 2020 ATM Prospectus Supplement remained unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act (the "2020 Unused Fees"). On August 8, 2023, the registrant filed with the SEC a Registration Statement on Form S-3 (File No. 333-273804) (the "2023 Registration Statement") registering an unspecified amount of its securities specified therein, including its common stock, and, in accordance with Rules 456(b) and 457(r) under the Securities Act, initially deferred payment of all of the registration fee for the 2023 Registration Statement. On August 6, 2025, the registrant filed with the SEC a prospectus supplement to the 2023 Registration Statement to register the offer and sale from time to time of shares of common stock having a proposed maximum aggregate offering price of $100,000,000 (the "2025 ATM Prospectus Supplement"). Pursuant to Rule 457(p) under the Securities Act, the 2020 Unused Fees were transferred in full to the 2023 Registration Statement and fully offset the $15,310 filing fee due in connection with the 2025 ATM Prospectus Supplement. The offering of common stock under the 2025 ATM Prospectus Supplement has been completed, and at the time of completion, $75,001,076.42 of common stock remained unsold under the 2025 ATM Prospectus Supplement. Accordingly, $11,482.66 of fees previously paid with respect to the 2025 ATM Prospectus Supplement remain unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act (the "2025 Unused Fees"). Accordingly, pursuant to Rule 457(p) under the Securities Act, the $13,810 filing fee due in connection with this filing is partially offset by (i) $11,482.66 representing the 2025 Unused Fees, and (ii) $990.49, representing the portion of the 2020 Unused Fees that was transferred to the 2025 ATM Prospectus Supplement but not applied to the filing fee therefor. The total fee offset of $12,473.15 results in a fee of $1,336.85 remitted with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date